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                                  EXHIBIT 16.1


     December 19, 2001



     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, D.C. 20549


     Dear Sirs/Madams:

     We have read and agree with the comments in Item 4 of Form 8-K of T-3 Energy Services, Inc. (formerly known as Industrial Holdings, Inc.) dated December 19, 2001.

     Yours truly,


     /s/ DELOITTE & TOUCHE LLP
     -------------------------------
         Deloitte & Touche LLP










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